                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


               NAME                                 JURISDICTION
               ----                                 ------------
     HTI Export Ltd.                                   Barbados

     Hutchinson Technology Asia, Inc.                  Minnesota